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                                                                    Exhibit 99.4

                           INNOVA, S. DE R.L. DE C.V.

                             TENDER FOR EXCHANGE OF

                        9.375% SENIOR NOTES DUE 2013 FOR

                      9.375% SENIOR EXCHANGE NOTES DUE 2013


              THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
  AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 11, 2004 (THE "EXPIRATION DATE"),
                                UNLESS EXTENDED.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:


          Enclosed for your consideration is the material listed below relating to the offer of Innova, S. de R.L. de C.V. to exchange up to U.S.$300,000,000 principal amount of 9.375% Senior Notes due 2013 for a like aggregate principal amount of outstanding 9.375% Senior Notes due 2013. Rule 144A notes may only be tendered in denominations of U.S.$10,000 of principal amount at maturity for Rule 144A Global Notes; Regulation S notes may only be tendered in denominations of U.S.$1,000 of principal amount at maturity for Regulation S Global Notes; and both Regulation 144A and Regulation S notes may only be tendered in integral multiples of U.S.$1,000 in excess thereof.



          We are asking you to contact your clients for whom you hold outstanding notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold outstanding notes registered in their own names.

          Enclosed herewith are copies of the following documents for forwarding to your clients:

          1.   The prospectus dated February 12, 2004;

          2. A letter of transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup U.S. federal income tax withholding;

          3. A form of notice of guaranteed delivery to be used to accept the exchange offer if certificates and all other required documents are not immediately available or if time will not permit all required documents to reach the exchange agent on or prior to the expiration date or if the procedure for book-entry transfer (including a properly transmitted agent's message) cannot be completed on a timely basis;

          4. Instructions to a registered holder from the beneficial owner for obtaining your clients' instructions with regard to the exchange offer; and

          5. A form of letter which may be sent to your clients for whose account you hold outstanding notes in your name or in the name of your nominee, to accompany the instruction form referred to above.

          DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.

          WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS.

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          Innova, S. de. R.L. de C.V. will not pay any fees or commissions to any broker, dealer or other person (other than the exchange agent as described in the prospectus) in connection with the solicitation of tenders of outstanding notes pursuant to the exchange offer. You will, however, be reimbursed by Innova, S. de R.L. de C.V. for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Innova, S. de. R.L. de C.V. will pay or cause to be paid any transfer taxes applicable to the tender of outstanding notes to it or its order, except as otherwise provided in the prospectus and the letter of transmittal.

          Please refer to "The Exchange Offer--Procedures for Tendering" in the prospectus for a description of the procedures which must be followed to tender notes in the exchange offer.

          Any inquiries you may have with respect to the exchange offer may be directed to the exchange agent at (212) 815-6331 or at the address set forth on the cover of the letter of transmittal. Additional copies of the enclosed material may be obtained from the exchange agent.

                                            Very truly yours,

                                            Innova, S. de R.L. de C.V.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON, THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.